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                                                                     EXHIBIT 5.2

                                                                     FILE NUMBER
                                                                          863025


               [Letterhead of Ballard Spahr Andrews & Ingersoll]

                               February 20, 1998



Impac Mortgage Holdings, Inc.
20371 Irvine Avenue
Santa Ana Heights, California 92707

     Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have served as Maryland counsel to Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the possible offer and sale from time to time of up to 2,009,310 shares of Common Stock, $.01 par value per share, of the Company (the "Shares") by Imperial Credit Industries, Inc., a California corporation and a stockholder of the Company (the "Selling Stockholder"), pursuant to the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):
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Impac Mortgage Holdings, Inc.
February 20, 1998
Page 2


     1. The Registration Statement in the form in which it will be transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

     2. The charter of the Company, certified as of February 20, 1998 by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Amended and Restated Bylaws of the Company, certified as of February 20, 1998 by its Secretary;

     4. Resolutions adopted by the Board of Directors of the Company (a) dated December 19, 1997 relating to the issuance of the Shares to Imperial Credit Advisors, Inc., a subsidiary of the Selling Stockholder, and (b) dated as of February 20, 1998 relating to the filing of the Registration Statement, certified as of February 20, 1998 by the Secretary of the Company;

     5. The form of certificate representing a share of the common stock of the Company;

     6. A certificate of the SDAT as to the good standing of the Company, dated as of February 20, 1998;

     7. A certificate executed by Richard J. Johnson, Secretary of the Company, dated as of February 20, 1998;

     8. The Termination Agreement by and among the Company, ICI Funding Corporation, a California corporation, Imperial Credit Industries, Inc., a California corporation, Imperial Credit Advisors, Inc., a California corporation, Joseph R. Tomkinson, William S. Ashmore and Richard J. Johnson, dated December 19, 1997 (the "Termination Agreement"); and

     9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.
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Impac Mortgage Holdings, Inc.
February 20, 1998
Page 3


     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each individual executing any of the Documents is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to the Documents, and there has been no waiver of any provisions of any of the Documents, by action or omission of the parties or otherwise.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
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Impac Mortgage Holdings, Inc.
February 20, 1998
Page 4


     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Shares issued by the Company to the Selling Stockholder have been duly authorized and are validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. The opinion expressed in this letter is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Company) without, in each instance, our prior written consent.
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Impac Mortgage Holdings, Inc.
February 20, 1998
Page 5


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the 1933 Act or the rules or regulations promulgated thereunder by the Commission or that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP